As filed with the Securities and Exchange Commission on December 31, 2014.
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Drew Industries Incorporated
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3250533 (I.R.S. Employer Identification Number)
3501 County Road 6 East Elkhart, Indiana (Address of Principal Executive Offices)	46514 (Zip Code)

Drew Industries Incorporated
Equity Award and Incentive Plan,
as Amended and Restated
(Full title of the plan)

Robert A. Kuhns, Esq.
Vice President - Chief Legal Officer
Drew Industries Incorporated
3501 County Road 6 East
Elkhart, Indiana 46514
(Name and address of agent for service)

(574) 535-1125
(Telephone number, including area code, of agent for service)

With copies to:
David P. Hooper, Esq.
Barnes & Thornburg LLP
11 S. Meridian Street
Indianapolis, Indiana 46204
(317) 231-7333

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Large accelerated filer _X_ Accelerated filer ___ Non-accelerated filer ___ (Do not check if a smaller reporting company) Smaller reporting company ___

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2),(3)	Proposed maximum aggregate offering price (2),(3)	Amount of registration fee (2),(3)
Common Stock, $0.01 par value	1,678,632 shares	$51.63	$86,667,770	$10,070.79

(1)
This Registration Statement covers 1,678,632 additional shares of Common Stock, $0.01 par value, of Drew Industries Incorporated (the “Company”) available for issuance under the Company’s Equity Award and Incentive Plan, as Amended and Restated (the “Plan”). In addition, pursuant to Rule 416, this Registration Statement also covers an indeterminate number of shares of common stock of the Company that may become issuable as a result of stock dividends, stock splits, or similar transactions described in the Plan.

(2)
Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan. Registration Statements on Form S-8 have been filed previously on May 9, 2012 (File No. 333-181272) covering 924,855 shares of common stock, on August 10, 2009 (File No. 333-161242) covering 900,000 shares, on August 8, 2008 (File No. 333-152873) covering 500,000 shares, on March 14, 2007 (File No. 333-141276) covering 600,000 shares, and on June 25, 2002 (File No. 333-91174) covering 920,666 shares reserved for issuance pursuant to awards under the Plan.

(3)
Calculated solely for purposes of determining the registration fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low sales prices of the Company’s common stock, as reported on the NYSE on December 29, 2014.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Drew Industries Incorporated (the “Company,” “we,” or “us”) to register an additional 1,678,632 shares of Common Stock, $0.01 par value, of the Company, which may be awarded under the Drew Industries Incorporated Equity Award and Incentive Plan, as Amended and Restated (the “Plan”) pursuant to an amendment of the Plan authorized by the Company’s stockholders on May 22, 2014. This registration statement is filed pursuant to General Instruction E to Form S-8. The contents of the registration statements on Form S-8 which were previously filed by the Company on May 9, 2012 (File No. 333-181272), August 10, 2009 (File No. 333-161242), August 8, 2008 (File No. 333-152873), March 14, 2007 (File No. 333-141276), and June 25, 2002 (File No. 333-91174) in connection with the Plan, are incorporated herein by reference and made a part hereof.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We will send or give to participants in the Plan the document(s) containing the information specified by Part I of this Registration Statement as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”). We are not filing such document(s) with the Commission but such document(s) constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement), a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The contents of the Registration Statement on Form S-8 previously filed with the Commission by the Company on May 9, 2012 (File No. 333-181272) are incorporated herein by reference. In addition, the following documents filed with the Commission by the Company are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on February 28, 2014;

(b)
The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30, and September 30, 2014, filed with the Commission on May 9, August 8, and November 7, 2014, respectively; the Company’s Current Reports on Form 8-K dated January 30, February 14, February 27, February 28, March 12, March 18, April 11, April 17, May 23, May 28, June 16, July 18, August 18, and October 17, 2014; and all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 by the Company since December 31, 2013; and

(c)
The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A (Reg. No. 001-13646), filed with the Commission on December 3, 2003, together with any amendment or report filed with the Commission for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. In no event, however, shall any information that the Company discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, which the Company may furnish to the Commission from time to time, be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a domestic corporation to indemnify any of its officers, directors, employees, or agents against expenses, including reasonable attorneys’ fees, judgments, fines, and amounts paid in settlement, which were actually and reasonably incurred by such person in connection with any action, suit, or similar proceeding brought against them because of their status as officers, directors, employees, or agents of the Company if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe the subject conduct was unlawful.  If the claim was brought against any such person by or in the right of the Company, the Company may indemnify such person for such expenses if such person acted in good faith and in a manner reasonably believed by such person to be in or not opposed to the best interests of the Company, except no indemnity shall be paid if such person shall be adjudged to be liable for negligence or misconduct unless a court of competent jurisdiction, upon application, nevertheless permits such indemnity (to all or part of such expenses) in view of all the circumstances.

The Company’s Restated Certificate of Incorporation provides that the Company may indemnify its officers, directors, employees, or agents to the full extent permitted by Section 145 of the DGCL.  In addition, the Restated Certificate of Incorporation provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The Company has entered into Indemnification Agreements with each of its directors and executive officers (and the executive officers of its subsidiary, Lippert Components, Inc.).  In doing so, the Company incorporated into contract its existing obligations for indemnification and advancement of indemnifiable expenses which currently are included in the Company’s Restated Certificate of Incorporation and Amended By-Laws, and as provided by Section 145 of the DGCL.  Management believes that it is in the best interests of the Company to make service to the Company more attractive to existing and prospective directors and executive officers by virtue of the security afforded by such Indemnification Agreements.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Exhibit

4.1	Drew Industries Incorporated Restated Certificate of Incorporation
4.2	Amended and Restated By-Laws of Drew Industries Incorporated
4.3
Drew Industries Incorporated Equity Award and Incentive Plan, as Amended and Restated as of May 22, 2014 (incorporated by reference to Appendix A of the registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 11, 2014)

5.1	Opinion of Barnes & Thornburg LLP
23.1	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)
23.2	Consent of KPMG LLP

Item 9. Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the 1933 Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2)    That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Drew Industries Incorporated certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elkhart, Indiana, on December 31, 2014.

DREW INDUSTRIES INCORPORATED

By:	/s/ Jason D. Lippert
Jason D. Lippert Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jason D. Lippert
Jason D. Lippert	Chief Executive Officer; Director (Principal Executive Officer)	December 31, 2014
/s/ Joseph S. Giordano III
Joseph S. Giordano III	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 31, 2014
/s/ James F. Gero
James F. Gero	Chairman of the Board of Directors	December 31, 2014
/s/ Leigh J. Abrams
Leigh J. Abrams	Director	December 31, 2014
/s/ Brendan J. Deely
Brendan J. Deely	Director	December 31, 2014
/s/ Frederick B. Hegi, Jr.
Frederick B. Hegi, Jr.	Director	December 31, 2014
/s/ John B. Lowe, Jr.
John B. Lowe, Jr.	Director	December 31, 2014
/s/ David A. Reed
David A. Reed	Director	December 31, 2014
/s/ Edward W. Rose III
Edward W. Rose, III	Director	December 31, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Drew Industries Incorporated Restated Certificate of Incorporation
4.2	Amended and Restated By-Laws of Drew Industries Incorporated
4.3
Drew Industries Incorporated Equity Award and Incentive Plan, as Amended and Restated as of May 22, 2014 (incorporated by reference to Appendix A of the registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 11, 2014)

5.1	Opinion of Barnes & Thornburg LLP
23.1	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)
23.2	Consent of KPMG LLP